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Exhibit 24.1

POWER OF ATTORNEY

        Each of the undersigned directors and officers of NetSpend Holdings, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Daniel R. Henry, George W. Gresham and Steven F. Coleman, and each of them, as his or her true and lawful attorney-in-fact, each with full power to act without the other, to sign the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and any and all amendments to such report, and to file the same and any such amendments, together with any exhibits and any other documents required in connection with any such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended.

Date

/s/ DANIEL R. HENRY Daniel R. Henry, Director and Chief Executive Officer	February 10, 2012
/s/ ANDREW W. ADAMS Andrew W. Adams, Director	February 10, 2012
/s/ ALEXANDER R. CASTALDI Alexander R. Castaldi, Director	February 10, 2012
/s/ ANN H. LAMONT Ann H. Lamont, Director	February 10, 2012
/s/ THOMAS A. MCCULLOUGH Thomas A. McCullough, Director	February 10, 2012
/s/ FRANCISCO J. RODRIGUEZ Francisco J. Rodriguez, Director	February 10, 2012
/s/ DANIEL M. SCHLEY Daniel M. Schley, Director	February 10, 2012
/s/ STEPHEN A. VOGEL Stephen A. Vogel, Director	February 10, 2012

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  Exhibit 24.1
POWER OF ATTORNEY